Exhibit 10(qq)
PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT
AGILYSYS, INC.
2006 STOCK INCENTIVE PLAN
          THIS PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into as of the 22nd day of May, 2009 (the “Grant Date”) by and between Agilysys, Inc., an Ohio corporation (the “Company”), and                      (the “Participant”).
W I T N E S S E T H:
          WHEREAS, the Company has previously adopted, and the Shareholders of the Company have approved, the Agilysys, Inc. 2006 Stock Incentive Plan (the “Plan”);
          WHEREAS, the Compensation Committee desires to award Performance Restricted Stock to certain key employees, including the Participant, under the Plan; and
          WHEREAS, the Compensation Committee awarded Performance Restricted Stock to certain key employees, including the Participant, at its meeting on May 22, 2009, subject to the terms and conditions of Award Agreements;
          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:
     1. Definitions. Unless the context indicates otherwise, the following words shall have the following meanings wherever used in this Agreement:
a.
“Earned Shares” means the number of Performance Restricted Shares earned as calculated in accordance with the formula set forth in the Plan. Any shares that do not become Earned Shares shall be forfeited and the Participant shall have no further interest therein of any kind whatsoever.

b.	“Performance Period” means the 2010 fiscal year ending March 31, 2010.

c.	“Restriction Period” means a period of two fiscal years beyond the end of the Performance Period.

d.
“Restricted Share” means an Earned Share subject to forfeiture and restrictions on sale and transfer by the Participant, but which will become vested and free of such restrictions upon, and to the extent of, the satisfaction of the Restriction Period.

All capitalized terms, unless otherwise defined, shall have the meanings ascribed to them under the Plan.
     2. Award. As of the Grant Date, upon the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an award (the “Award”) of                      (          ) Restricted Shares (the “Performance Restricted Stock”). The Award is intended to be “remuneration payable solely on account of the attainment of one or more performance goals” within the meaning of Code Section 162(m)(4)(C) and shall be administered and interpreted accordingly. Furthermore, the Award is made in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The Participant irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns. In the event of a conflict between the Plan and this Agreement, the Plan will control.

3.	Terms of Award.
a.
Escrow of Shares. A certificate representing the Performance Restricted Stock subject to the Award shall be issued in the name of the Participant and shall be escrowed with the transfer agent of the Company (the “Escrow Agent”) subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

b.
Restrictions. The Participant shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, alienate, encumber or charge any Performance Restricted Stock (including any Shares issued as the result of the investment of cash dividends attributable to the Performance Restricted Stock) or any interest therein in any manner whatsoever, and the Company shall not be required to transfer on its books any such Performance Restricted Stock which shall have been sold, assigned, transferred, conveyed, disposed of, pledged, hypothecated, burdened, alienated, encumbered or charged in violation of this Agreement.

c.
Vesting. Except as otherwise provided in Section 3(e)(1), the Earned Shares will vest in increments based on the Participant’s continuous employment with the Company or any Affiliate through the dates set forth below (“Vesting Date”). Once vested pursuant to the terms of this Agreement, the Earned Shares shall be deemed Vested Shares.

Vesting Date	% of Earned Shares Vested
Date of Form 10-K filing for the fiscal year ended 3.31.2010	33%

3.31.2011	33%

3.31.2012	34%
d.
Vested Shares — Removal of Restrictions; Payment. As soon as practicable after each vesting date noted in Section 3(c), the Company shall cause to be delivered to the Participant (or, in the event of death, his beneficiary, heir, legatee, successor or assign) certificates for any Vested Shares, together with certificates representing any Shares issued as a result of the investment of cash dividends attributable to such Shares pursuant to Section 3(f), to which the Participant is entitled free and clear of any restrictions (except any applicable securities law restrictions or restrictions imposed on Shares generally).

e.	Termination of Employment.
(1)
Death or Disability. If the Participant’s employment with the Company and its Affiliates terminates due to his death or Disability prior to the last day of the Performance Period, the Participant, the Participant’s designated beneficiary or beneficiaries (as the Participant provides on the form attached as Exhibit B) or the Participant’s estate, as the Committee deems appropriate, shall be entitled to a pro-rated number of Shares calculated by multiplying (A) by (B) where:

(A)
is the number of Earned Shares, if any, as calculated in accordance with the Plan had he continued in employment through the end of the Performance Period plus any Shares attributable to the investment of the cash dividends of such Shares pursuant to Section 3(f); and

(B)
is the number of months that the Participant was employed by the Company and its Affiliates during the Performance Period divided by the number of months in the Performance Period (rounding up to the nearest whole number).

The Committee shall determine in its sole and exclusive discretion whether the Participant’s employment has terminated because of his Disability. The delivery of Shares reflecting the pro-rated award shall occur (if at all) at the same time as the delivery specified in Section 3(d).

(2)
Reasons Other Than Death or Disability. Except as otherwise provided in Section 4, if the Committee determines in its sole and exclusive discretion that the Participant’s employment terminated prior to the end of the Performance Period for reasons other than those described in Section 3(e)(1), the Performance Restricted Stock, and any Shares issued as a result of cash dividends attributable thereto, will be absolutely forfeited and the Participant and all persons who might claim through him will have no further interests under this Agreement of any kind whatsoever.

f.
Voting Rights and Dividends. The Participant shall have all of the voting rights attributable to the Performance Restricted Stock issued pursuant to this Agreement. Cash dividends declared and paid by the Company with respect to the Performance Restricted Stock shall not be paid to the Participant. Rather, those cash dividends shall be invested in Shares which shall be subject to the vesting provisions of Section 3(c). By executing this Agreement, the Participant irrevocably consents to: (i) the Company’s withholding of the payment of those dividends; and (ii) the investment of those dividends in Shares issued in the name of the Participant and held in escrow by the Escrow Agent subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

     4. Change in Control. Upon a Change in Control prior to the end of the Performance Period and while the Participant remains in active employment with the Company or its Affiliates:
a.
shares awarded shall be deemed to have been Earned Shares in an amount equal to the greater of: (i) the number of shares awarded; and (ii) the number of shares that would have been Earned Shares assuming the calculation set forth in Paragraph 5 of the Grant Agreement is made as of the end of the month end prior to the occurrence of a Change in Control; and

b.	notwithstanding Section 3, the Participant shall be fully Vested in, and the restrictions imposed hereunder shall lapse with respect to, the Performance Restricted Stock; and

c.
certificates for the appropriate number of Shares determined in accordance with Section 4(a) shall be delivered to the Participant without any restrictive legends (except those required by applicable securities law or reflecting restrictions applicable to Shares generally) not later than 30 days after the date of the Change in Control.

     5. Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the Performance Restricted Stock, Shares or other securities, if any, which may be acquired by the Participant related to the Performance Restricted Stock as a result of a liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, merger, consolidation, dividend, combination or exchange of Performance Restricted Stock or Shares, exchange for other securities, a sale of all or substantially all assets or the like. The Committee may appropriately adjust the number and kind of Performance Restricted Stock, Shares or other securities described in this Agreement to reflect such a change.
     6. Nontransferability of Shares. Upon the acquisition of any Shares pursuant to this Agreement, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Participant establishes to the satisfaction of the Company that an exemption from such registration is available. In addition, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.
     7. Stock Powers. The Participant hereby agrees to execute and deliver to the Escrow Agent an irrevocable stock power or powers (endorsed in blank), in the form attached as Exhibit B, covering the Performance Restricted Stock, Shares and any securities issued as a result of the investment of cash dividends attributable to the Performance Restricted Stock, and authorizes the deliverable under this Agreement.
     8. Internal Revenue Code Section 409A. This Agreement, Award and the compensation and benefits hereunder are intended to meet the requirements for exemption from coverage under Code Section 409A for restricted property set forth in Treasury Regulation Section 1.409A-1(b)(6), as well as any other such applicable exemption, and shall be construed and administered accordingly. If the Company determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Company shall, after consultation with the Participant, have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A or meet the requirements of Code Section 409A. In no event, however, shall this Section or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or awards or payments under, this Agreement and the Company shall have no responsibility for tax consequences of any kind to the Participant (or any other person or entity), whether or not such consequences are contemplated at the time of entry into this Agreement, resulting from the terms or operation of this Agreement.
     9. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed to grant or confer on the Participant any right to remain an employee of the Company or its Affiliates, or to be employed in any particular position therewith. The Plan and this Agreement do not constitute a contract of employment, and the Company and each Affiliate expressly reserves the right, at any time, to terminate the Participant’s employment free from liability, or any claim, under the Plan and this Agreement, except as may be specifically provided therein.
     10. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at the address of the Participant then on file with the Company. The Participant is responsible for notifying the Company of a change in his address.
     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, heirs, legatees, successors and assigns, except as may be limited by the Plan.
     12. Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.
     13. Tax Withholding. Unless the participant at his or her election shall pay 10% of the minimum withholding tax liability resulting from any distribution, the Committee shall cause the Company to sell the fewest number of Shares for the proceeds of such sale to equal (or exceed by not more than the actual sale price of a single Share) the Participant’s or other recipient’s tax liability, the Company will deliver the proceeds of any sale to the appropriate taxing authorities in satisfaction of such tax liability.
     14. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement. However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect the rights of the Participant without the Participant’s written consent. Notwithstanding the foregoing, the Company may, after consulting with the Participant, unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.
     15. Further Action. The Participant and the Company agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
     16. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision.
     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original for all purposes.

     18. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to its subject matter.
     19. Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Participant and their respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.
     20. Effect of Waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.
     21. Severability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.
     22. Incapacity. If the Committee determines that the Participant is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with or direct any delivery of Vested Shares to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before the delivery of Vested Shares. In the event of such a delivery of Vested Shares, the Committee will have no obligation thereafter to monitor or follow the recipient to determine whether the Vested Shares are held or disposed of for the benefit of the Participant. The delivery of Vested Shares pursuant to this Section shall completely discharge the Company’s obligations under this Agreement.
     23. No Further Liability. The liability of the Company, its Affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement. No third party beneficiaries are intended.
     24. Termination of Agreement. This Agreement will terminate on the earliest of: (a) the last day of the Performance Period if Threshold EBITDA is not achieved; (b) the date of termination of the Participant’s Employment for reasons referenced in Section 3(e)(2) prior to the last day of the Performance Period; or (c) the date that Vested Shares are delivered to the Participant (or his heir, legatee, successor or assign) pursuant to Sections 6 or 7 of this Agreement. Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

“Company”

Date:

Martin F. Ellis
President & CEO

“Participant”

Date:

EXHIBIT A
IRREVOCABLE STOCK POWER
     KNOW ALL MEN BY THESE PRESENTS that for value received, the undersigned,                      (the “Transferor”), does hereby transfer to Agilysys, Inc., or its successor in interest (the “Transferee”),                      common shares, without par value, of Agilysys, Inc., an Ohio corporation (the “Corporation”), and does hereby appoint the Transferee his true and lawful attorney, irrevocable for himself and in his name and stead, to assign, transfer and set over, all or any part of the shares of stock hereby transferred to the Transferee, and for that purpose, to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that his said attorney, or substitute or substitutes will lawfully do by virtue hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand as of the       day of                     , 2009.

TRANSFEROR

EXHIBIT B
AGILYSYS, INC.
2006 STOCK INCENTIVE PLAN
Designation of Beneficiary
     To: Agilysys, Inc. (the “Company”)
I,                     , as a participant in the 2006 Stock Incentive Plan and signatory of the accompanying Performance Restricted Stock Award Agreement (the “Agreement”), hereby designate as beneficiary to receive Shares payable pursuant to the Agreement in the event of my death:

Interest
(any partial
shares resulting
from a
designation will
Class	Name(s)	Relationship	be eliminated)
Primary Beneficiary(ies)

1st Contingent Beneficiary(ies)

2nd Contingent Beneficiary(ies)
This designation cancels and supersedes any Designation of Beneficiary previously made by me with respect to the Agreement and the right to receive Shares thereunder. I further reserve the privilege of changing the above designated Beneficiary(ies) at any time or times without the consent of any such Beneficiary(ies).
ACKNOWLEDGEMENT
By execution of this Designation of Beneficiary, I acknowledge that this designation is made upon the following terms and conditions:

1.	For purposes of this Designation of Beneficiary, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant’s death.

2.
Beneficiary(ies) shall mean the Primary Beneficiary(ies) which survive the Participant by at least thirty (30) days, and shall mean the 1st Contingent Beneficiary(ies) if no Primary Beneficiary(ies) survive the Participant by at least thirty (30) days, and shall mean the 2nd Contingent Beneficiary(ies) if no Primary Beneficiary(ies) or 1st Contingent Beneficiaries survive the Participant by at least thirty (30) days.

3.
If more than one Beneficiary is named within the same class, payment shall be made equally to such Beneficiaries unless otherwise provided above. If any such Beneficiary(ies) die prior to payment, payment shall be made to the legal heirs of such deceased Beneficiary.

Dated:

By:
[Name]